Exhibit 26(c)(viii)

First Amendment to Amended

and Restated Principal Underwriting

Agreement

FIRST AMENDMENT TO AMENDED AND RESTATED PRINCIPAL

UNDERWRITING AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED PRINCIPAL UNDERWRITING AGREEMENT made and effective as of the 1st day of July, 2006, by and between AFSG SECURITIES CORPORATION (“AFSG”), a Pennsylvania corporation, and WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO (“WRL”), an Ohio corporation, on its own behalf and on behalf of the separate investment accounts of WRL set forth in Exhibit A attached hereto and made a part hereof (collectively, the “Account”).

WHEREAS, WRL established or acquired certain separate accounts under the laws of the State of Ohio, pursuant to a resolution of WRL’s Board of Directors in order to set aside the investment assets attributable to certain flexible premium, multi-funded life and annuity contracts (“Contracts”) issued by WRL;

WHEREAS, pursuant to that certain Amended and Restated Principal Underwriting Agreement dated as of July 26, 2004 (the “Agreement”) between AFSG and WRL, AFSG serves as the principal underwriter for Contracts that offer policyowners the opportunity to invest in subaccounts of the separate accounts listed on Exhibit A attached to the Agreement;

WHEREAS, WRL proposes to add an additional separate account to Exhibit A;

WHEREAS, AFSG is willing to sell and distribute and serve as the principal underwriter for Contracts that offer policyowners the opportunity to invest in subaccounts of this additional separate account;

NOW, THEREFORE, the parties agree that Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached hereto. All other terms and conditions of the Agreement remain the same.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officials as of the day and year first above written.

AFSG SECURITIES CORPORATION

By:	/s/ Priscilla I. Hechler
Priscilla I. Hechler
Title:	Assistant Vice President and
Assistant Secretary

WESTERN RESERVE LIFE ASSURANCE

CO. OF OHIO

By:	/s/ Arthur D. Woods
Arthur D. Woods
Title:	Vice President and Senior Counsel

FIRST AMENDMENT TO AMENDED AND RESTATED PRINCIPAL

UNDERWRITING AGREEMENT

EXHIBIT A

WRL Series Life Account G

As of July 26, 2004

WRL Series Life Account

WRL Series Life Corporate Account

Puerto Rico and Guam are excluded until AFSG Securities Corporation is properly registered and licensed in those countries.